Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Maplebear Inc. of our report dated March 5, 2024 relating to the financial statements, which appears in Maplebear Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 5, 2024